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                                                                    EXHIBIT 16.1





January 22, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by MFS Communications Company, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 20, 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



COOPERS & LYBRAND L.L.P.


Attachment